Glowpoint Announces Third Quarter 2019 Results

DENVER, CO, November 14, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter and Recent Highlights:

•	On October 1, 2019, Glowpoint closed its previously announced acquisition of Oblong Industries, Inc. (“Oblong” and, such acquisition, the “Oblong Transaction”).

•
On October 1, 2019, Glowpoint closed the first tranche of its previously announced private placement of Series E Convertible Preferred Stock (the “Series E Financing”) for approximately $2.51 million in gross proceeds. The Series E Convertible Preferred Stock issued in the Series E Financing is automatically convertible into an aggregate of approximately 880,700 shares of Glowpoint’s common stock at a price of $2.85 per share of common stock upon receipt of Glowpoint stockholder approval and approval of the NYSE American for the continued listing of the combined company following such conversion.

•	Investors in the Series E Financing have committed to purchase an additional $1.25 million of Glowpoint’s Series E Convertible Preferred Stock, upon demand by Glowpoint, on the same terms.

•
Assuming consummation of the second tranche of the Series E Financing, Glowpoint will have approximately 23.9 million shares of common stock outstanding, pro forma for the conversion of the Series D Preferred Stock issued by Glowpoint in the Oblong Transaction and conversion of the Series E Preferred Stock.

•
The Series E investors are investing this capital into the combined company at an implied equity valuation of approximately $68 million (based upon the total $3.75 million investment for 5.5% ownership of the 23.9 million shares of pro forma common stock outstanding referenced above, which assumes the conversion of Glowpoint's issued and outstanding shares of Series D and Series E Preferred Stock).

•	The Company appointed three new members to its Board of Directors since July 2019, Jason Adelman, Richard Ramlall and John Underkoffler.

“The transformative merger with Oblong, which closed on October 1st, combines Glowpoint’s core expertise in IT Service Management and Oblong’s patented suite of collaboration products and services,” said Peter Holst, Chairman and CEO of Glowpoint. “In parallel with ongoing integration efforts between the two companies, we are actively pursuing the launch of our recently announced partnership with Cisco’s Collaboration Group and expect both efforts to yield material results in the first half of 2020. The successful completion of our Series E Financing on October 1st at a significant premium relative to the market price demonstrates investor confidence regarding the substantial market opportunity the combined company has before it. We look forward to communicating this exciting opportunity to both our current shareholders and the investment community at large in the weeks and months ahead.”

Glowpoint's Third Quarter Financial Results:

•	Revenue of $2.37 million in the third quarter was comparable with revenue of $2.44 million in the second quarter of 2019.

•
Net loss of $0.6 million and adjusted EBITDA (“AEBITDA”) of negative $0.2 million. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” later in this release for a reconciliation of this non-GAAP financial measure to net loss.

•	Working capital of $1.6 million, including cash of $1.3 million as of September 30, 2019.

•
Because the closing of the Oblong Transaction and the Series E Financing (as defined below) occurred after September 30, 2019, the Company’s condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the third quarter of 2019 and in this press release do not reflect these transactions.

Glowpoint’s results from operations and financial condition are more fully discussed in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 on file with the Securities and Exchange Commission (the “SEC”).  Investors

are encouraged to carefully review the Company’s Form 10-Q for a complete analysis of its results from operations and financial condition.

About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. To learn more please visit www.glowpoint.com.

Oblong Industries, Inc. (“Oblong”) is a wholly-owned subsidiary of Glowpoint. Oblong’s innovative technologies change the way people work, create, and communicate. With roots in more than two decades of research at the MIT Media Lab, Oblong’s flagship product Mezzanine™ is the technology platform defining the next era of computing: multi-stream, concurrent multi-user, multi-screen, multi-device, and multi-location for dynamic and immersive visual collaboration. This focus continues with the debut of cloud-based Rumpus™ for purely virtual teams. Oblong is headquartered in Los Angeles, California. To learn more please visit www.oblong.com, and connect via Twitter, Facebook, LinkedIn, and Instagram.

Our customers include Fortune 500 and 1000 companies, along with small and medium sized enterprises in a variety of industries, and we supply Oblong’s Mezzanine™ systems to Fortune 500 enterprise customers and reseller partners.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”), a non-GAAP financial measure, is defined as net loss before depreciation and amortization, income tax expense, stock-based compensation, impairment charges, merger expenses and interest and other expense, net. AEBITDA is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA is an important measure used by management to assess the operating performance of the Company and is used in determining achievement of performance-based stock awards. AEBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A reconciliation of AEBITDA to net loss is shown under “GAAP to Non-GAAP Reconciliation” in the attached schedules.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the Company’s future financial and operating performance, ability to integrate with Oblong following the completion of its acquisition of Oblong, ability to satisfy the NYSE American’s initial listing standards, future compliance with the NYSE American’s continued listing standards, and opportunities for increasing shareholder value. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:

Investor Relations
Glowpoint, Inc.
+1 303-640-3840

investorrelations@glowpoint.com
www.glowpoint.com

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, stated value, and shares)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash	$1,271	$2,007
Accounts receivable, net	1,089	1,371
Prepaid expenses and other current assets	376	547
Total current assets	2,736	3,925
Property and equipment, net	359	728
Goodwill	2,342	2,795
Intangibles, net	404	499
Other assets	37	15
Total assets	$5,878	$7,962
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$424	$222
Accrued expenses and other liabilities	744	910
Total current liabilities	1,168	1,132
Commitments and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized, 32 shares issued and outstanding and liquidation preference of $331 and $308 at September 30, 2019 and December 31, 2018, respectively	—	—
Preferred stock Series B, convertible; $.0001 par value; $1,000 stated value; 2,800 shares authorized, no shares issued and outstanding and liquidation preference of $0 at September 30, 2019 and 75 shares issued and outstanding and liquidation preference of $75 at December 31, 2018	—	—
Preferred stock Series C, convertible; $.0001 par value; $1,000 stated value; 1,750 shares authorized, 475 shares issued and outstanding and liquidation preference of $475 at September 30, 2019 and 525 shares issued and outstanding and liquidation preference of $525 at December 31, 2018	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized; 5,238,900 issued and 5,140,500 outstanding at September 30, 2019 and 5,113,700 issued and 4,981,200 outstanding at December 31, 2018	1	1
Treasury stock, 98,400 and 132,500 shares at September 30, 2019 and December 31, 2018, respectively	(165)	(496)
Additional paid-in capital	184,660	184,998
Accumulated deficit	(179,786)	(177,673)
Total stockholders’ equity	4,710	6,830
Total liabilities and stockholders’ equity	$5,878	$7,962

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$2,370	$2,931	$7,403	$9,698
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	1,582	1,804	4,901	5,881
Research and development	190	215	652	690
Sales and marketing	38	58	111	278
General and administrative	1,035	1,170	2,917	3,132
Impairment charges	20	975	473	3,150
Depreciation and amortization	145	179	461	596
Total operating expenses	3,010	4,401	9,515	13,727
Loss from operations	(640)	(1,470)	(2,112)	(4,029)
Interest and other expense, net	—	—	(1)	(415)
Net loss	(640)	(1,470)	(2,113)	(4,444)
Preferred stock dividends	4	3	23	9
Net loss attributable to common stockholders	$(644)	$(1,473)	$(2,136)	$(4,453)

Net loss attributable to common stockholders per share:
Basic and diluted net loss per share	$(0.12)	$(0.30)	$(0.42)	$(0.94)

GAAP to Non-GAAP Reconciliation:
Net loss	$(640)	$(1,470)	$(2,112)	$(4,029)
Depreciation and amortization	145	179	461	596
Interest and other expense, net	—	—	1	415
EBITDA	(495)	(1,291)	(1,651)	(3,433)
Stock-based compensation	13	110	67	271
Merger expenses	255	243	429	243
Impairment charges	20	975	473	3,153
Adjusted EBITDA	$(207)	$37	$(682)	$234

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,113)	$(4,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	461	596
Bad debt expense	12	5
Amortization of debt discount, net of gain on extinguishment	—	104
Stock-based compensation expense	67	270
Impairment charges	473	3,150
Changes in operating assets and liabilities:
Accounts receivable	270	(171)
Prepaid expenses and other current assets	171	249
Other assets	76	—
Accounts payable	202	23
Accrued expenses and other liabilities	(287)	(391)
Net cash used in operating activities	(668)	(609)
Cash flows from investing activities:
Purchases of property and equipment	(17)	(311)
Net cash used in investing activities	(17)	(311)
Cash flows from financing activities:
Principal payments under borrowing arrangements	—	(1,832)
Proceeds from Series C Preferred Stock issuance, net of expenses of $223	—	1,527
Purchase of treasury stock	(51)	(143)
Net cash used in financing activities	(51)	(448)
Decrease in cash and cash equivalents	(736)	(1,368)
Cash at beginning of period	2,007	3,946
Cash at end of period	$1,271	$2,578

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$318

Non-cash investing and financing activities:
Accrued preferred stock dividends	$23	$9
Issuance of common stock for vested restricted stock units	$382	$—